Exhibit 4.2

INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT (this “Agreement”) is dated as of November   22, 2013, and entered into by and between Saratoga Resources, Inc., a Texas corporation (“Saratoga”, or “Borrower”), the subsidiaries of Borrower listed on the signature pages hereto (the “Guarantors”), The Bank of New York Mellon Trust Company, N.A., not in its individual capacity but solely in its capacity as trustee and collateral agent under the First Lien Loan Documents (as defined below), including its successors and assigns in such capacity from time to time (“First Lien Agent”), and The Bank of New York Mellon Trust Company, N.A., not in its individual capacity, but solely in its capacity as trustee and collateral agent under the Second Lien Documents (as defined below), including its successors and assigns in such capacity from time to time (“Second Lien Trustee”).

RECITALS

Saratoga, as borrower, Guarantors and First Lien Agent have entered into that certain Indenture, dated as of the date hereof (as amended, supplemented, amended and restated or otherwise modified from time to time, the “First Lien Credit Agreement”), pursuant to which Borrower has issued $54,600,000 of 10 % Senior Secured Notes due 2015 (the “Initial First Lien Notes”) and may issue additional notes (the “Additional First Lien Notes” and, together with the Initial First Lien Notes, the “First Lien Notes”);

Saratoga, in its capacity as issuer (the “Issuer”), Guarantors, the Second Lien Trustee in its capacity as trustee and collateral agent, are parties to that certain Indenture, dated as of June 11, 2011 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Second Lien Indenture”), pursuant to which the Issuer has issued $152,500,000 of 12 ½% Senior Secured Notes due 2016 (the “Initial Notes”) and may issue an unlimited amount of additional notes (the “Additional Notes” and, together with the Initial Notes, the “Notes”);

Pursuant to Article 11 (Guarantees) of the Second Lien Indenture and other guaranties, the Guarantors have guaranteed the Guaranteed Obligations (as defined in the Second Lien Indenture) (collectively, the “Second Lien Guaranty”);

The obligations of (i) Borrower under the First Lien Credit Agreement, and (ii) any guarantors which may from time to time guaranty the obligations of Borrower under the First Lien Credit Agreement are secured on a first priority basis by liens on substantially all the assets of Borrower and such guarantors;

The obligations of (i) Saratoga under the Second Lien Indenture, and (ii) Guarantors under the Second Lien Guaranty are secured on a second priority basis by liens on substantially all the assets of Saratoga and the Guarantors;

The First Lien Loan Documents and the Second Lien Documents provide, among other things, that the parties thereto shall set forth in this Agreement their respective rights and remedies with respect to the Collateral and certain other matters; and

First Lien Agent and Second Lien Trustee have agreed to the intercreditor and other provisions set forth in this Agreement.

AGREEMENT

In consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1.  Definitions; Rules of Construction.

1.1

Defined Terms.  As used in the Agreement, the following terms shall have the following meanings:

“Additional First Lien Notes” has the meaning set forth in the recitals hereto.

“Additional Notes” has the meaning set forth in the recitals hereto.

“Agreement” has the meaning set forth in the preamble hereto.

 “Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect, or any successor statute.

“Bankruptcy Law” means the Bankruptcy Code and any other federal, state, or foreign law for the relief of debtors.

“Borrower” has the meaning set forth in the recitals to this Agreement.

“Business Day” means any day other than a Saturday, Sunday, or day on which banks in New York City and the First Lien Agent and Second Lien Trustee are authorized or required by law to close.

“Cash Collateral” has the meaning set forth in Section 6.2.

“Claimholders” means First Lien Claimholders and Second Lien Claimholders.

“Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, constituting First Lien Collateral or Second Lien Collateral.

 “Default Disposition” has the meaning set forth in Section 5.1(c).

“DIP Financing” has the meaning set forth in Section 6.2.

“Discharge of First Lien Priority Obligations” means, except to the extent otherwise expressly provided in Section 5.5:

(a)

payment in full in cash of the First Lien Priority Obligations; and

(b)

termination or expiration of all commitments, if any, to extend credit that would constitute First Lien Priority Obligations.

“Disposition” or “Dispose” means the sale, assignment, transfer, license, lease (as lessor), exchange, or other disposition (including any sale and leaseback transaction) of any property by any person (or the granting of any option or other right to do any of the foregoing).

“Excess First Lien Obligations” means the sum of (a) the portion of the principal amount of First Lien Notes outstanding under the First Lien Loan Documents in excess of the First Lien Cap, plus (b) the portion of interest and fees on account of such portion of the First Lien Notes described in clause (a) of this definition.

“Excess Second Lien Obligations” means the sum of (a) the portion of the principal amount of the Notes outstanding under the Second Lien Documents in excess of the Second Lien Cap, plus (b) the portion of interest and fees on account of such portion of the Notes described in clause (a) of this definition.

“Exercise any Secured Creditor Remedies” or “Exercise of Secured Creditor Remedies” means to (a) foreclose, execute, levy, or collect on, take possession or control of, sell or otherwise realize upon (judicially or non-judicially), or lease, license, or otherwise dispose of (whether publicly or privately), Collateral, or otherwise exercise or enforce remedial rights with respect to Collateral under the First Lien Loan Documents or the Second Lien Documents (including by way of set-off, recoupment notification of a public or private sale or other disposition pursuant to the UCC or other applicable law, notification to account debtors, notification to depositary banks under deposit account control agreements, or exercise of rights under landlord consents, if applicable), (b) solicit bids from third Persons to conduct the liquidation or disposition of Collateral or to engage or retain sales brokers, marketing agents, investment bankers, accountants, appraisers, auctioneers, or other third Persons for the purposes of valuing, marketing, promoting, and selling Collateral, (c) receive a transfer of Collateral in satisfaction of First Lien Obligation or Second Lien Obligation, as the case may be, secured thereby, (d) otherwise enforce a security interest or exercise another right or remedy, as a secured creditor or otherwise, pertaining to the Collateral at law, in equity, or pursuant to the First Lien Loan Documents or Second Lien Documents (including the commencement of applicable legal proceedings or other actions with respect to all or any portion of the Collateral to facilitate the actions described in the preceding clauses, and exercising voting rights in respect of equity interests comprising Collateral), or (e) effect the Default Disposition of Collateral, provided that “Exercise of Secured Creditor Remedies” will not be deemed to include the commencement of, or joinder in filing of a petition for commencement of, an Insolvency Proceeding against the owner of Collateral.

“First Lien Agent” has the meaning set forth in the preamble to this Agreement.

 “First Lien Cap” means indebtedness and other obligations permitted to be incurred under Sections 4.09(b)(1) and (15) of the Second Lien Indenture as in effect on the date hereof, plus (y) $4,000,000 in DIP Financing.

“First Lien Claimholders” means, at any relevant time, the holders of First Lien Obligations at that time, including First Lien Holders and First Lien Agent.

“First Lien Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, with respect to which a consensual Lien is granted as security for any First Lien Obligation.

“First Lien Collateral Documents” means the Security Agreement (as defined in the First Lien Credit Agreement) and any other agreement, document, or instrument pursuant to which a Lien is granted securing any First Lien Obligation or under which rights or remedies with respect to such Liens are governed.

“First Lien Credit Agreement” has the meaning set forth in the recitals to this Agreement.

 “First Lien Default” means any “Event of Default”, as such term is defined in any First Lien Loan Document.

“First Lien Loan Documents” means the First Lien Collateral Documents, the First Lien Credit Agreement, the First Lien Mortgages, and each of the other Loan Documents.

“First Lien Holders” means the “Holders” as defined in the First Lien Credit Agreement.

 “First Lien Mortgages” means each mortgage, deed of trust, and other document or instrument under which any Lien on real property owned or leased by any Grantor is granted to secure any First Lien Obligations or under which rights or remedies with respect to any such Liens are governed.

“First Lien Notes” has the meaning set forth in the recitals to this Agreement.

“First Lien Obligations” means all obligations and all amounts owing, due, or secured under the terms of the First Lien Credit Agreement or any other First Lien Document, whether now existing or arising hereafter, including all principal, premium, interest, fees, attorneys’ fees, costs, charges, expenses, reimbursement obligations, indemnities, guarantees, and all other amounts payable under or secured by any First Lien Document (including, in each case, all amounts accruing on or after the commencement of any Insolvency Proceeding relating to any Grantor, or that would have accrued or become due under the terms of the First Lien Loan Documents but for the effect of the Insolvency Proceeding and irrespective of whether a claim for all or any portion of such amounts is allowable or allowed in such Insolvency Proceeding).

“First Lien Priority Obligations” means all First Lien Obligations exclusive of the Excess First Lien Obligations, which Excess First Lien Obligations shall be excluded from (and shall not constitute) First Lien Priority Obligations.

 “Governmental Authority” means the government of the United States of America or any other nation, any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank, or other entity exercising executive, legislative, judicial, taxing, regulatory, or administrative powers or functions of or pertaining to government.

“Grantors” means Borrower and the Guarantors, and each other person that may from time to time execute and deliver a First Lien Collateral Document or a Second Lien Collateral Document as a “debtor,” “grantor,” or “pledgor” (or the equivalent thereof).

“Guarantor” and “Guarantors” have the meaning set forth in the preamble to this Agreement.

 “Initial First Lien Notes” has the meaning set forth in the recitals to this Agreement.

“Initial Notes” has the meaning set forth in the recitals to this Agreement.

“Insolvency Proceeding” means:

(a)

any voluntary or involuntary case or proceeding under any Bankruptcy Law with respect to any Grantor;

(b)

any other voluntary or involuntary insolvency or bankruptcy case or proceeding, or any receivership, liquidation or other similar case or proceeding with respect to any Grantor or with respect to a material portion of its assets;

(c)

any liquidation, dissolution, or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or

(d)

any assignment for the benefit of creditors or any other marshaling of assets and liabilities of any Grantor.

“Issuer” has the meaning set forth in the recitals to this Agreement.

“Lien” means any lien, mortgage, pledge, assignment, security interest, charge, or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust, or other preferential arrangement having the practical effect of any of the foregoing.

“Loan Documents” means “First Lien Documents” as defined in the First Lien Credit Agreement.

“Notes” has the meaning set forth in the recitals to this Agreement.

“person” means any natural person, corporation, trust, business trust, joint venture, joint stock company, association, company, limited liability company, partnership, Governmental Authority, or other entity.

“Pledged Collateral” has the meaning set forth in Section 5.4(a).

“Purchase Notice” has the meaning set forth in Section 5.6(a).

“Recovery” has the meaning set forth in Section 6.8.

“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, supplement, restructure, replace, refund or repay, or to issue other indebtedness in exchange or replacement for such indebtedness, in whole or in part, whether with the same or different lenders, arrangers or agents.  “Refinanced” and “Refinancing” shall have correlative meanings.

 “Saratoga” has the meaning set forth in the recitals to this Agreement.

“Second Lien Actionable Default” means a payment default under the Second Lien Documents, acceleration of the Second Lien Obligations or any insolvency of the Issuer or a Guarantor.

“Second Lien Cap” means the result of (a) the aggregate principal amount of all Indebtedness incurred under the Second Lien Documents as in effect on the date hereof minus (b) the aggregate amount of all payments of the principal under the Second Lien Documents (other than payments of such Notes in connection with a Refinancing thereof).

“Second Lien Claimholders” means, at any relevant time, the holders of Second Lien Obligations at that time, including Second Lien Holders and Second Lien Trustee.

“Second Lien Collateral” means all of the assets and property of any Grantor, whether real, personal, or mixed, with respect to which a consensual Lien is granted as security for any Second Lien Obligations.

“Second Lien Collateral Documents” means the Security Documents (as defined in the Second Lien Indenture) and any other agreement, document, or instrument pursuant to which a Lien is granted securing any Second Lien Obligations or under which rights or remedies with respect to such Liens are governed.

“Second Lien Default” means any “Event of Default”, as such term is defined in any Second Lien Document.

“Second Lien Documents” means the Second Lien Collateral Documents, the Second Lien Indenture, the Second Lien Guaranty, the Second Lien Mortgages, and any other agreement, document, or instrument evidencing or entered into in connection with the Second Lien Obligations.

“Second Lien Guaranty” has the meaning set forth in the recitals to this Agreement, but shall also include each other guaranty made by any other guarantor in favor of Second Lien Trustee.

“Second Lien Holders” means the “Holders” as defined in the Second Lien Indenture.

“Second Lien Indenture” has the meaning set forth in the recitals to this Agreement.

“Second Lien Mortgages” means each mortgage, deed of trust, and any other document or instrument under which any Lien on real property owned or leased by any Grantor is granted to secure any Second Lien Obligations or under which rights or remedies with respect to any such Liens are governed.

“Second Lien Obligations” means all obligations and all amounts owing, due, or secured under the terms of the Second Lien Indenture or any other Second Lien Document, whether now existing or arising hereafter, including all principal, premium, interest, fees, attorneys fees, costs, charges, expenses, reimbursement obligations, indemnities, guarantees, and all other amounts payable under or secured by any Second Lien Document (including, in each case, all amounts accruing on or after the commencement of any Insolvency Proceeding relating to any Grantor, or that would have accrued or become due under the terms of the Second Lien Documents but for the effect of the Insolvency Proceeding and irrespective of whether a claim for all or any portion of such amounts is allowable or allowed in such Insolvency Proceeding).

“Second Lien Priority Obligations” means all Second Lien Obligations exclusive of the Excess Second Lien Obligations, which Excess Second Lien Obligations shall be excluded from (and shall not constitute) Second Lien Priority Obligations.

“Second Lien Trustee” has the meaning set forth in the preamble to this Agreement.

“Standstill Notice” means a written notice from Second Lien Trustee to First Lien Agent stating that a Second Lien Default has occurred and is continuing and that, as a consequence thereof, Second Lien Trustee has accelerated the Second Lien Obligations.

“Standstill Period” has the meaning set forth in Section 3.1(a) of this Agreement.

“Subsidiary” of a person means a corporation, partnership, limited liability company, or other entity in which that person directly or indirectly owns or controls the shares of capital stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

“Triggering Event” means (i) the acceleration of any First Lien Priority Obligations, (ii) First Lien Agent’s Exercise of Secured Creditor Remedies with respect to all or a material portion of the Collateral, or (iii) the commencement of an Insolvency Proceeding with respect to any Grantor.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

1.2

Construction.  The definitions of terms in this Agreement shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine, and neuter forms.  The words “include,” “includes,” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  The term “or” shall be construed to have, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.”  Any term used in this Agreement and not defined in this Agreement shall have the meaning set forth in the First Lien Credit Agreement.  Unless the context requires otherwise:

(a)

except as otherwise provided herein, any definition of or reference to any agreement, instrument, or other document herein shall be construed as referring to such agreement, instrument, or other document as from time to time amended, restated, supplemented, modified, renewed, extended, Refinanced, refunded, or replaced;

(b)

any reference to any agreement, instrument, or other document herein “as in effect on the date hereof” shall be construed as referring to such agreement, instrument, or other document without giving effect to any amendment, restatement, supplement, modification, or Refinance after the date hereof;

(c)

any definition of or reference to First Lien Obligations or the Second Lien Obligations herein shall be construed as referring to the First Lien Obligations or the Second Lien Obligations (as applicable) as from time to time amended, restated, supplemented, modified, renewed, extended, Refinanced, refunded, or replaced;

(d)

any reference herein to any person shall be construed to include such person’s successors and assigns;

(e)

the words “herein,” “hereof,” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof;

(f)

all references herein to Sections shall be construed to refer to Sections of this Agreement; and

(g)

the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts, and contract rights.

SECTION 2.  Lien Priorities.

2.1

Relative Priorities.  Notwithstanding the date, time, method, manner, or order of grant, attachment, or perfection of any Liens securing the Second Lien Obligations granted with respect to the Collateral or of any Liens securing the First Lien Obligations granted with respect to the Collateral and notwithstanding any contrary provision of the UCC or any other applicable law or the First Lien Loan Documents or the Second Lien Documents, or any other circumstance whatsoever, Second Lien Trustee and the First Lien Agent hereby agree that:

(a)

subject to the last sentence of this Section 2.1, any Lien with respect to the Collateral securing any First Lien Obligations now or hereafter held by or on behalf of, or created for the benefit of, First Lien Agent or any First Lien Claimholders or any agent or trustee therefore shall be senior in right, priority, operation, effect and all other respects to any Lien with respect to the Collateral securing any Second Lien Obligations; and

(b)

subject to the last sentence of this Section 2.1, any Lien with respect to the Collateral securing any Second Lien Obligations now or hereafter held by or on behalf of, or created for the benefit of, Second Lien Trustee, any Second Lien Claimholders or any agent or trustee therefor shall be junior and subordinate in right, priority, perfection, operation, effect and all other respects to all Liens with respect to the Collateral securing any First Lien Obligations.

Subject to the last sentence of this Section 2.1, all Liens with respect to the Collateral securing any First Lien Obligations shall be and remain senior in all respects and prior to all Liens with respect to the Collateral securing any Second Lien Obligations for all purposes, whether or not such Liens securing any First Lien Obligations are subordinated to any Lien securing any other obligation of any Grantor or any other person (but only to the extent that such subordination is permitted pursuant to the terms of the First Lien Credit Agreement and the Second Lien Indenture, or as contemplated in Section 6.2).

The foregoing and any other provision to the contrary contained in this Agreement notwithstanding, except as expressly provided in this Agreement, First Lien Agent agrees not to contractually subordinate its Lien in any Collateral to the Lien of any other creditor of Grantors (other than with respect to purchase money liens and capitalized lease obligations) without the prior written consent of Second Lien Trustee.

2.2

Prohibition on Contesting Liens.  Each of Second Lien Trustee, for itself and on behalf of each Second Lien Claimholder, and First Lien Agent, for itself and on behalf of each First Lien Claimholder, agrees that it will not (and hereby waives any right to), directly or indirectly, contest, or support any other person in contesting, in any proceeding (including any Insolvency Proceeding), the priority, validity, extent, perfection or enforceability of a Lien held by or on behalf of any First Lien Claimholders in the First Lien Collateral or by or on behalf of any Second Lien Claimholders in the Second Lien Collateral, as the case may be, or the provisions of this Agreement; provided, however that nothing in this Agreement shall be construed to prevent or impair the rights of First Lien Agent, any First Lien Claimholder, Second Lien Trustee, or any Second Lien Claimholder to enforce the terms of this Agreement, including the provisions of this Agreement relating to the priority of the Liens securing the First Lien Obligations as provided in Sections 2.1 and 3.

2.3

New Liens.  So long as the Discharge of First Lien Priority Obligations has not occurred, and so long as no Insolvency Proceeding has been commenced by or against any Grantor, a Grantor will not grant and will use their best efforts to prevent any other Person from granting, a Lien on any property

(a)

in favor of a First Lien Claimholder to secure the First Lien Obligations unless the Grantor or such other Person grants (or offers to grant with a reasonable opportunity for the Lien to be accepted) Second Lien Trustee simultaneously or substantially contemporaneously a junior Lien on such property to secure the Second Lien Obligations (however, the refusal of Second Lien Trustee to accept such Lien will not prevent the First Lien Claimholder from taking the Lien), and

(b)

in favor of a Second Lien Claimholder to secure the Second Lien Obligations unless the Grantor or such other Person grants (or offers to grant with a reasonable opportunity for the Lien to be accepted) First Lien Agent simultaneously or substantially contemporaneously a senior Lien on such property to secure the First Lien Obligations (however, the refusal of First Lien Agent to accept such Lien will not prevent the Second Lien Claimholder from taking the Lien).

(c)

Subject to clauses (a) and (b) above, if a Second Lien Claimholder hereafter acquires a Lien on property to secure a Second Lien Obligation where the property is not also subject to a Lien securing the First Lien Obligations, then such Second Lien Claimholder will give First Lien Agent written notice of such Lien no later than five Business Days after acquiring such Lien. If First Lien Agent also obtains a Lien on such property or if such Second Lien Claimholder fails to provide such timely notice to First Lien Agent, then such property will be deemed to be Collateral for all purposes hereunder.  If the Second Lien Trustee or any Second Lien Claimholder shall acquire any Lien on any property of any Grantor or any of their respective Subsidiaries securing any Second Lien Obligations which property is not also subject to the Lien of the First Lien Agent under the First Lien Collateral Documents, then the Second Lien Trustee (or the relevant Second Lien Claimholder), shall, without the need for any further consent of any other Person and notwithstanding anything to the contrary in any other Second Lien Document (x) hold and be deemed to have held such Lien and security interest for the benefit of the First Lien Agent as security for the First Lien Obligations, or (y) release such Lien.

2.4

Similar Liens and Agreements.  The parties hereto agree that it is their intention that the First Lien Collateral and the Second Lien Collateral be identical.  In furtherance of the foregoing and of Section 9.8, the parties hereto agree, subject to the other provisions of this Agreement:

(a)

upon request by First Lien Agent or Second Lien Trustee, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the First Lien Collateral and the Second Lien Collateral and the steps taken or to be taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the First Lien Loan Documents and the Second Lien Documents;

(b)

that the First Lien Collateral Documents and Second Lien Collateral Documents and guarantees for the First Lien Obligations and the Second Lien Obligations, shall be in all material respects the same forms of documents other than with respect to the first lien and the second lien nature thereof and subject to document standard language with respect to the duties and liabilities of the Second Lien Trustee acting in its capacity as “Trustee” and “Collateral Agent” as required by Second Lien Trustee; and

(c)

after the Discharge of the First Lien Priority Obligations, First Lien Agent will provide written notice thereof to each financial institution party to a Control Agreement (as defined in the First Lien Security Agreement) in favor of the First Lien Agent.

The foregoing to the contrary notwithstanding, it is understood by each of the parties that to the extent that First Lien Agent or Second Lien Trustee obtains a Lien in an asset (of a type that is not included in the types of assets included in the Collateral as of the date hereof or which would not constitute Collateral without a grant of a security interest or lien separate from the First Lien Loan Documents or Second Lien Documents, as applicable, as in effect immediately prior to obtaining such Lien on such asset) which the other party to this Agreement elects not to obtain after receiving prior written notice thereof in accordance with the provisions of Section 2.3, the Collateral securing the First Lien Obligations and the Second Lien Obligations will not be identical, and the provisions of the documents, agreements and instruments evidencing such Liens also will not be substantively similar, and any such difference in the scope or extent of perfection with respect to the Collateral resulting therefrom are hereby expressly permitted by this Agreement.

SECTION 3.  Exercise of Remedies.

3.1

Standstill.  Until the Discharge of First Lien Priority Obligations has occurred, whether or not any Insolvency Proceeding has been commenced by or against any Grantor, Second Lien Trustee and Second Lien Claimholders:

(a)

will not exercise or seek to exercise any rights or remedies with respect to any Collateral (including any Exercise of Secured Creditor Remedies with respect to any Collateral); provided, however, that if a Second Lien Actionable Default has occurred, Second Lien Trustee may Exercise any Secured Creditor Remedies after the period of one-hundred eighty (180) days commencing on the date on which First Lien Agent receives the applicable Standstill Notice (it being understood that if at any time after the delivery of a Standstill Notice that commences such 180 day period, no Second Lien Actionable Default is continuing, Second Lien Trustee may not Exercise any Secured Creditor Remedies until the passage of a 180 day period commenced by a new Standstill Notice relative to the occurrence of a new Second Lien Actionable Default that had not occurred as of the date of the delivery of the earlier Standstill Notice; provided further, however, that notwithstanding anything herein to the contrary, in no event shall Second Lien Trustee or any Second Lien Claimholder commence, take or pursue any Exercise of Secured Creditor Remedies with respect to the Collateral if, notwithstanding the expiration of such 180 day period, First Lien Agent or First Lien Claimholders shall have commenced prior to the expiration of such 180 day period (or thereafter but prior to the commencement of any Exercise of Secured Creditor Remedies by Second Lien Trustee with respect to all or any material portion of the Collateral) and be diligently pursuing in good faith the Exercise of Secured Creditor Remedies with respect to all or any material portion of the Collateral (such 180 day period as modified in accordance with the foregoing provisos is herein referred to as the “Standstill Period”);

(b)

will not contest, protest, or object to any Exercise of Secured Creditor Remedies by First Lien Agent or any First Lien Claimholder and have no right to direct First Lien Agent to Exercise any Secured Creditor Remedies or take any other action under the First Lien Loan Documents; and

(c)

will not object to (and will waive any and all claims with respect to) the forbearance by First Lien Agent or First Lien Claimholders from Exercising any Secured Creditor Remedies.

Notwithstanding the foregoing, the Second Lien Trustee’s right to act as provided for in the foregoing shall terminate if any Insolvency Proceeding commences.

3.2

Exclusive Enforcement Rights.  Until the Discharge of First Lien Priority Obligations has occurred, whether or not any Insolvency Proceeding has been commenced by or against any Grantor, but subject to the first proviso to Section 3.1(a), First Lien Agent and First Lien Claimholders shall have the exclusive right to

(a)

Exercise any Secured Creditor Remedies with respect to the Collateral,

(b)

subject to Section 5.1, make determinations regarding the release or Disposition of, or restrictions with respect to, the Collateral, and

(c)

otherwise enforce the rights and remedies of a secured creditor under the UCC and the Bankruptcy Laws of any applicable jurisdiction, so long as any proceeds received by First Lien Agent and other First Lien Claimholders in the aggregate in excess of those necessary to achieve Discharge of First Lien Priority Obligations are distributed in accordance with Section 4.1, except as otherwise required pursuant to the UCC and applicable law, subject to the relative priorities described in section 2.1, in each case, without any consultation with or the consent of Second Lien Trustee or any Second Lien Claimholder.  In connection with any Exercise of Secured Creditor Remedies, First Lien Agent and First Lien Claimholders may enforce the provisions of the First Lien Loan Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion.  Such exercise and enforcement shall include the rights of an agent appointed by them to Dispose of Collateral, to incur expenses in connection with such Disposition, and to exercise all the rights and remedies of a secured creditor under applicable law.  Without limiting the generality of the foregoing, subject to Section 3.1 and Section 6.5.

(1)

the Second Lien Trustee, for itself and on behalf of the Second Lien Claimholders, agrees that the Second Lien Trustee and the Second Lien Claimholders will not take any action that would hinder any exercise of remedies under the First Lien Loan Documents or is otherwise prohibited hereunder, including any sale, lease, exchange, transfer or other disposition of the Collateral, whether by foreclosure or otherwise;

(2)

the Second Lien Trustee, for itself and on behalf of the Second Lien Claimholders, hereby waives any and all rights it or the Second Lien Claimholders may have as a junior lien creditor or otherwise to object to the manner in which the First Lien Agent or the First Lien Claimholders seek to enforce or collect the First Lien Obligations or the Liens securing the First Lien Obligations granted in any of the First Lien Collateral undertaken in accordance with this Agreement, regardless of whether any action or failure to act by or on behalf of the First Lien Agent or First Lien Claimholders is adverse to the interest of the Second Lien Claimholders; and

(3)

the Second Lien Trustee hereby acknowledges and agrees that no covenant, agreement or restriction contained in the Second Lien Collateral Documents or any other Second Lien Document (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of the First Lien Agent or the First Lien Claimholders with respect to the Collateral as set forth in this Agreement and the First Lien Loan Documents.

3.3

Second Lien Permitted Actions.  Anything to the contrary in this Section 3 notwithstanding, Second Lien Trustee and any Second Lien Claimholder may:

(a)

if an Insolvency Proceeding has been commenced by or against any Grantor, file a claim or statement of interest with respect to the Second Lien Obligations;

(b)

take any action (not adverse to the priority status of the Liens on the Collateral securing the First Lien Obligations, or the rights of First Lien Agent or any First Lien Claimholders to Exercise any Secured Creditor Remedies) in order to create, preserve, protect or perfect its Lien in and to the Collateral;

(c)

file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding, or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of Second Lien Claimholders, including any claims secured by the Collateral, if any, in each case in accordance with the terms of this Agreement;

(d)

vote on any plan of reorganization as more particularly described herein;

(e)

join (but not exercise any control with respect to) any judicial foreclosure proceeding or other judicial lien enforcement proceeding with respect to the Collateral initiated by First Lien Agent to the extent that any such action could not reasonably be expected, in any material respect, to restrain, hinder, limit, delay for any material period or otherwise interfere with the Exercise of Secured Creditor Remedies by First Lien Agent (it being understood that neither Second Lien Trustee nor any Second Lien Claimholder shall be entitled to receive any proceeds thereof unless otherwise expressly permitted herein);

(f)

exercise rights and remedies as unsecured creditors as more particularly described  in Section 3.4 and otherwise herein; and

(g)

exercise any Secured Creditor Remedies after the termination of the Standstill Period if and to the extent specifically permitted by Section 3.1(a).

3.4

Unsecured Creditor Remedies.  Except as set forth in Sections 3.1(a) and 6, Second Lien Trustee and Second Lien Claimholders may exercise rights and remedies that could be exercised as an unsecured creditor against any Grantor in accordance with the terms of the Second Lien Documents and applicable law; provided, however, that in the event that any Second Lien Claimholder becomes a judgment Lien creditor in respect of Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Second Lien Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to Liens securing the First Lien Obligations) to the same extent as the other Liens securing the Second Lien Obligations.

3.5

Commercially Reasonable Dispositions; Notice of Exercise.  First Lien Agent agrees that any Exercise of Secured Creditor Remedies by First Lien Agent with respect to Collateral subject to Article 9 of the UCC shall be conducted by First Lien Agent in a commercially reasonable manner.  Second Lien Trustee agrees that any Exercise of Secured Creditor Remedies by Second Lien Trustee with respect to Collateral subject to Article 9 of the UCC shall be conducted by Second Lien Trustee in a commercially reasonable manner.  First Lien Agent shall provide reasonable prior notice to Second Lien Trustee of its initial material Exercise of Secured Creditor Remedies.  Second Lien Trustee shall provide reasonable prior notice to First Lien Agent of its initial material Exercise of Secured Creditor Remedies.

3.6

Proceeds of Collateral.  The Second Lien Trustee, on behalf of itself and the Second Lien Claimholders, agrees that it will not take or receive any Collateral or any Proceeds of Collateral in connection with any Exercise of Secured Creditor Remedies against any Collateral in its capacity as a creditor, unless and until the Discharge of First Lien Obligations has occurred, except in connection with any Exercise of Secured Creditor Remedies expressly permitted by Section 3.1(a) to the extent the Second Lien Trustee and Second Lien Claimholders are permitted to retain the Proceeds thereof in accordance with Section 4.2 of this Agreement.  Without limiting the generality of the foregoing, unless and until the Discharge of First Lien Obligations has occurred, except as expressly provided in Sections 3.1(a) and 6.5 and this Section 3.6, the sole right of the Second Lien Trustee and the Second Lien Claimholders with respect to the Collateral is to hold a Lien on the Collateral pursuant to the Second Lien Collateral Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of First Lien Obligations has occurred in accordance with the terms of the Second Lien Documents and applicable law.

SECTION 4.  Proceeds.

4.1

Application of Proceeds.  Whether or not any Insolvency Proceeding has been commenced by or against any Grantor, any Collateral or proceeds thereof received in connection with any Exercise of Secured Creditor Remedies shall (at such time as such Collateral or proceeds has been monetized) be applied: (a) first, to the payment in full in cash of costs and expenses of and indemnification obligations owed to the First Lien Agent in accordance with the First Lien Loan Documents or the Second Lien Trustee in accordance with the Second Lien Documents, as the case may be, in connection with such Exercise of Secured Creditor Remedies (to the extent not prohibited under the terms of this Agreement), (b) second, to the payment in full in cash of the First Lien Priority Obligations in accordance with the First Lien Loan Documents, (c) third, upon and following the Discharge of First Lien Priority Obligations, to the payment in full in cash of the Second Lien Priority Obligations in accordance with the Second Lien Documents, (e) fourth, to the payment in full in cash of the Excess First Lien Obligations in accordance with the First Lien Loan Documents, (f) fifth, to the payment in full in cash of the Excess Second Lien Obligations in accordance with the Second Lien Documents, and (g) sixth, any surplus Collateral or proceeds then remaining will be returned to Borrower or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.  If any Exercise of Secured Creditor Remedies with respect to the Collateral produces non-cash proceeds, then such non-cash proceeds shall be held by the First Lien Agent or Second Lien Agent, as the case may be, that conducted the Exercise of Secured Creditor Remedies as additional Collateral and, at such time as such non-cash proceeds are monetized, shall be applied as set forth above.

4.2

Turnover.  Unless and until the Discharge of First Lien Priority Obligations has occurred, whether or not any Insolvency Proceeding has been commenced by or against any Grantor, any Collateral or proceeds thereof (including assets or proceeds subject to Liens referred to in the final sentence of Section 2.3) received by Second Lien Trustee or any Second Lien Claimholder (a) in connection with the Exercise of Secured Creditor Remedies with respect to the Collateral by Second Lien Trustee or any Second Lien Claimholder, or (b) as a result of Second Lien Trustee’s or any Second Lien Claimholder’s collusion with any Grantor in violating the rights of First Lien Agent or any First Lien Claimholder (within the meaning of Section 9-332 of the UCC), shall be segregated and held in trust and forthwith paid over to First Lien Agent for the benefit of First Lien Claimholders in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct.  First Lien Agent is hereby authorized to make any such endorsements as agent for Second Lien Trustee or any such Second Lien Claimholders.  This authorization is coupled with an interest and is irrevocable until the Discharge of First Lien Priority Obligations.

4.3

No Subordination of the Relative Priority of Claims.  Anything to the contrary contained herein notwithstanding, the subordination of the Liens of Second Lien Claimholders to the Liens of First Lien Claimholders as set forth herein is with respect to the priority of the respective Liens held by or on behalf of them only and shall not constitute a subordination of the Second Lien Obligations to the First Lien Obligations.  Nothing in this Agreement shall affect the entitlement of any Second Lien Claimholder to receive and retain required payments of interest, principal, and other amounts in respect of the Second Lien Obligations unless the receipt is expressly prohibited by, or results from the Second Lien Claimholder’s breach of, this Agreement.

SECTION 5.  Releases; Dispositions; Other Agreements.

5.1

Releases.

(a)

If, in connection with the Exercise of Secured Creditor Remedies by First Lien Agent as provided for in Section 3 (with the proceeds thereof being applied to the First Lien Priority Obligations with a concurrent permanent reduction in commitments), First Lien Agent releases any of its Liens on any part of the Collateral or releases any Grantor from its obligations in respect of the First Lien Obligations, then the Liens, of Second Lien Trustee on such Collateral, and the obligations of such Grantor in respect of the Second Lien Obligations, shall be automatically, unconditionally, and simultaneously released (and, if the release includes equity interests in any Grantor, Second Lien Trustee further agrees to release those persons whose equity interests are Disposed of from all of their obligations under the Second Lien Documents).  Second Lien Trustee, for itself or on behalf of any such Second Lien Claimholders, promptly shall execute and deliver to First Lien Agent such termination or amendment statements, releases, and other documents as First Lien Agent may reasonably request to effectively confirm such release.

(b)

If, in connection with any Disposition of any Collateral permitted under the terms of the First Lien Loan Documents as in effect as of the date hereof, First Lien Agent, for itself or on behalf of any First Lien Claimholders, releases any of its Liens on the portion of the Collateral that is the subject of such Disposition, or releases any Grantor from its obligations in respect of the First Lien Obligations (if such Grantor is the subject of such Disposition), in each case other than (i) in connection with the Discharge of First Lien Priority Obligations, (ii) after the occurrence and during the continuance of any Second Lien Actionable Default, or (iii) the enforcement or exercise of any rights or remedies with respect to the Collateral, including any disposition of Collateral, then the Liens of Second Lien Trustee on such Collateral, and the obligations of such Grantor in respect of the Second Lien Obligations, shall be automatically, unconditionally, and simultaneously released (and, if the release includes equity interests in any Grantor, Second Lien Trustee further agrees to release those persons whose equity interests are Disposed of from all of their obligations under the Second Lien Documents).  Second Lien Trustee, for itself or on behalf of any such Second Lien Claimholders, promptly shall execute and deliver to First Lien Agent such termination or amendment statements, releases, and other documents as First Lien Agent may reasonably request to effectively confirm such release.

(c)

In the event of any private or public Disposition of all or any portion of the Collateral by one or more Grantors with the consent of First Lien Agent after the occurrence and during the continuance of a First Lien Default (and prior to the Discharge of First Lien Priority Obligations), which Disposition is conducted by such Grantors with the consent of First Lien Agent in connection with good faith efforts by First Lien Agent to collect the First Lien Obligations through the Disposition of Collateral (any such Disposition, a "Default Disposition"), then the Liens of Second Lien Trustee on such Collateral shall be automatically, unconditionally, and simultaneously released (and, if the Default Disposition includes equity interests in any Grantor, Second Lien Trustee further agrees to release those persons whose equity interests are Disposed of from all of their obligations under the Second Lien Documents); provided that (i) First Lien Agent also releases its Liens on such Collateral (and, if the Default Disposition includes equity interests in any Grantor, First Lien Agent is also releasing those persons whose equity interests are Disposed of from all of their obligations under the First Lien Loan Documents), (ii) the net cash proceeds of any such Default Disposition are applied in accordance with Section 4.1 (as if they were proceeds received in connection with an Exercise of Secured Creditor Remedies) with a concurrent permanent reduction in commitments, and (iii) with respect to Collateral that is subject to Article 9 of the UCC, the Grantors consummating such Default Disposition have (a) provided Second Lien Trustee with the prior written notice that would have been required if the Default Disposition were a disposition of collateral by a secured creditor under Article 9 of the UCC, and (b) conducted such Default Disposition in a commercially reasonable manner as if such Default Disposition were a disposition of collateral by a secured creditor in accordance with Article 9 of the UCC.

(d)

Until the Discharge of First Lien Priority Obligations occurs, Second Lien Trustee, for itself and on behalf of Second Lien Claimholders, hereby irrevocably constitutes and appoints First Lien Agent and any officer or agent of First Lien Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Second Lien Trustee or such holder or in First Lien Agent’s own name, from time to time in First Lien Agent’s discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary to accomplish the purposes of this Section 5.1, including any endorsements or other instruments of transfer or release.  This appointment is coupled with an interest and is irrevocable until the Discharge of First Lien Obligations or such time as this Agreement is terminated in accordance with its terms.

(e)

Until the Discharge of First Lien Priority Obligations occurs, to the extent that First Lien Agent or First Lien Claimholders (i) have released any Lien on Collateral or any Grantor with respect to the First Lien Obligations, and any such Liens or obligations are later reinstated, or (ii) obtain any new Liens from any Grantor or obtain a guaranty from any Grantor of the First Lien Obligations, then Second Lien Trustee, for itself and for Second Lien Claimholders, shall be entitled to obtain a Lien on any such Collateral, subject to the terms (including the lien subordination provisions) of this Agreement, and a guaranty from such Grantor, as the case may be, in each case subject to the priorities set forth in Section 2.1.

5.2

Insurance.  Unless and until the Discharge of First Lien Priority Obligations has occurred:

(a)

(i) First Lien Agent and First Lien Claimholders shall have the sole and exclusive right, subject to the rights of Grantors under the First Lien Loan Documents and the Second Lien Documents, to adjust and settle any claim under any insurance policy covering the Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Collateral; and (ii) all proceeds of any such insurance policy and any such award (or any payments with respect to a deed in lieu of condemnation) shall be paid, subject to the rights of Grantors under the First Lien Loan Documents and the Second Lien Documents, first to First Lien Claimholders and Second Lien Claimholders in accordance with the priorities set forth in Section 4.1, until paid in full in cash, and second, to the owner of the subject property, such other person as may be entitled thereto, or as a court of competent jurisdiction may otherwise direct;

(b)

if Second Lien Trustee or any Second Lien Claimholders shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of this Section 5.2, it shall pay such proceeds over to First Lien Agent in accordance with the terms of Section 4.2; and

(c)

First Lien Agent and Second Lien Trustee will be named as additional insureds and/or loss payees, as applicable, under any insurance policies maintained by any Grantor, with the First Lien Agent will be named as first loss payee.

5.3

Amendments; Refinancings.  Subject to the limitations, if any, set forth in this Agreement, in the event the First Lien Agent or the other First Lien Claimholders enter into any amendment, waiver or consent in respect of any of the First Lien Collateral Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any such document or changing in any manner the rights of the First Lien Agent, the other First Lien Claimholders, Borrower or any other Guarantor, then such amendment, waiver or consent will apply automatically to any comparable provision of the Second Lien Collateral Documents without the consent of the Second Lien Claimholders and without any action by any of the foregoing; provided, that, except to the extent as may be expressly provided otherwise hereunder, no such amendment will (A) remove or release any Collateral subject to a Lien of the Second Lien Trustee other than to the extent that (x) such release is permitted or required under Section 5.1 or Section 6 and (y) there is a corresponding release of Collateral from the Lien of the First Lien Agent, (B) materially and adversely affect the rights of the Second Lien Claimholders without the consent of the Second Lien Trustee (which consent shall be given upon the direction of the Second Lien Claimholders in accordance with the Second Lien Indenture), unless it also affects the First Lien Claimholders in a like or similar manner, or (C) impose duties on the Second Lien Trustee, without its consent.  Notice of such amendment, waiver or consent will be given to the Second Lien Trustee by First Lien Agent no later than 30 days after its effectiveness, provided that the failure to give such notice will not affect the effectiveness and validity thereof.

5.4

Bailee for Perfection.

(a)

First Lien Agent and Second Lien Trustee each agree to hold or control that part of the Collateral that is in its possession or control (or in the possession or control of its agents or bailees, including any custodian or services as to motor vehicle certificates of title) to the extent that possession or control thereof is taken to perfect a Lien thereon under the UCC or other applicable law (such Collateral being referred to as the “Pledged Collateral”), as bailee and as a non-fiduciary agent for Second Lien Trustee or First Lien Agent, as applicable (such bailment and agency being intended, among other things, to satisfy the requirements of Sections 8-301(a)(2), 9-313(c), 9-104, 9-105, 9-106, and 9-107 of the UCC), solely for the purpose of perfecting the security interest granted under the Second Lien Documents or the First Lien Loan Documents, as applicable, subject to the terms and conditions of this Section 5.4.  First Lien Agent and Second Lien Trustee agree to enter into any servicing agreements, collateral agency agreements or similar bailment agreements with third party agents or bailees as First Lien Agent deems appropriate for the purpose of perfecting Liens in the Pledged Collateral, including, without limitation, as to any motor vehicle certificates of title; provided, however, that the form of such agreement and such arrangements shall be satisfactory to the First Lien Agent and the Second Lien Trustee.  For the avoidance of doubt, the Second Lien Trustee shall not act as lienholder with respect to motor vehicle certificates of title. To the extent in any jurisdiction only one lienholder may be noted on a certificate of title under applicable law, First Lien Agent shall be specified as the lienholder, and for the purposes of the applicable State certificate of title laws, First Lien Agent shall act as agent for both the First Lien Secured Parties and the Second Lien Secured Parties in order to perfect and secure both the First Lien Obligations and the Second Lien Obligations pursuant to an agreement reasonably satisfactory to the First Lien Agent and the Second Lien Trustee; provided that, notwithstanding that there may be only one lienholder noted on such certificate of title for such purposes, the priorities as between the rights of First and Second Lien Claimholders shall be as if there were two separate Liens, subject to the priorities and other terms of this Agreement.  Unless and until the Discharge of the First Lien Priority Obligations, Second Lien Trustee agrees to promptly notify First Lien Agent of any Pledged Collateral held by it or by any Second Lien Claimholders, and, immediately upon the request of First Lien Agent at any time prior to the Discharge of the First Lien Priority Obligations, Second Lien Trustee agrees to deliver to First Lien Agent any such Pledged Collateral held by it or by any Second Lien Claimholders, together with any necessary endorsements (or otherwise allow First Lien Agent to obtain control of such Pledged Collateral). First Lien Agent hereby agrees that upon the Discharge of the First Lien Priority Obligations, upon the written request of Second Lien Trustee, to the extent that the applicable control agreement is in full force and effect and has not been terminated, First Lien Agent shall continue to act as such a bailee and non-fiduciary agent for Second Lien Trustee (solely for the purpose of perfecting the security interest granted under the Second Lien Documents and at the expense of Second Lien Trustee) with respect to the deposit account or securities account that is the subject of such control agreement, until the earlier to occur of (x) 30 days after the date when the Discharge of the First Lien Priority Obligations has occurred, and (y) the date when a control agreement is executed in favor of Second Lien Trustee with respect to such deposit account or securities account.

(b)

First Lien Agent shall have no obligation whatsoever to Second Lien Trustee or any Second Lien Claimholder to ensure that the Pledged Collateral is genuine or owned by any of Grantors or to preserve rights or benefits of any person except as expressly set forth in this Section 5.4.  Second Lien Trustee shall have no obligation whatsoever to First Lien Agent or any First Lien Claimholder to ensure that the Pledged Collateral is genuine or owned by any of Grantors or to preserve rights or benefits of any person except as expressly set forth in this Section 5.4.  The duties or responsibilities of First Lien Agent under this Section 5.4 shall be limited solely to holding or controlling the Pledged Collateral as bailee and agent in accordance with this Section 5.4 and delivering the Pledged Collateral upon a Discharge of First Lien Priority Obligations as provided in paragraph (d) of this Section 5.4.  The duties or responsibilities of Second Lien Trustee under this Section 5.4 shall be limited solely to holding or controlling the Pledged Collateral as bailee and agent in accordance with this Section 5.4.  The duties and responsibilities of any third party bailee or agent shall be set forth in any collateral agency, servicing or other bailment agreement entered into by such party.

(c)

First Lien Agent acting pursuant to this Section 5.4 shall not have by reason of the First Lien Collateral Documents, the Second Lien Collateral Documents, or this Agreement a fiduciary relationship in respect of Second Lien Trustee or any Second Lien Claimholder.  Second Lien Trustee acting pursuant to this Section 5.4 shall not have by reason of the First Lien Collateral Documents, the Second Lien Collateral Documents, or this Agreement a fiduciary relationship in respect of First Lien Agent or First Lien Claimholder.

(d)

Upon the payment in full in cash of all First Lien Obligations, First Lien Agent shall deliver, or instruct any third party collateral agent or bailee to deliver, the remaining Pledged Collateral (if any) together with any necessary endorsements, first, to Second Lien Trustee, or its agents or bailees as directed by Second Lien Trustee, to the extent Second Lien Obligations remain outstanding as confirmed in writing by Second Lien Trustee, and, to the extent that Second Lien Trustee confirms no Second Lien Obligations are outstanding, second, to Borrower to the extent no First Lien Obligations or Second Lien Obligations remain outstanding (in each case, so as to allow such person to obtain possession or control of such Pledged Collateral).  At such time, First Lien Agent further agrees to take all other action reasonably requested by Second Lien Trustee at the expense of Borrower (including amending any outstanding control agreements) to enable Second Lien Trustee to obtain a first priority security interest in the Collateral.

5.5

When Discharge of First Lien Priority Obligations Deemed to Not Have Occurred.  If Borrower enters into any Refinancing of the First Lien Priority Obligations, then a Discharge of First Lien Priority Obligations shall be deemed not to have occurred for all purposes of this Agreement, and the obligations under such Refinancing of such First Lien Priority Obligations shall be treated as First Lien Priority Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and First Lien Agent under the First Lien Loan Documents effecting such Refinancing shall be First Lien Agent for all purposes of this Agreement.  Upon Second Lien Trustee’s receipt of a notice stating that a Grantor has entered into a new First Lien Loan Document and identifying the new First Lien Agent (the New Agent),

(a)

the obligations under such Refinancing indebtedness will automatically be treated as First Lien Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein,

(b)

the New Agent under such new First Lien Loan Documents will be First Lien Agent for all purposes of this Agreement,

(c)

Second Lien Trustee will promptly

(1)

enter into such documents and agreements (including amendments or supplements to this Agreement to the extent consistent in all material respects with the terms of this Agreement and the Second Lien Indenture) as Borrower or the New Agent reasonably requests to provide to the New Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement and the Second Lien Indenture, and

(2)

deliver to the New Agent any Pledged Collateral held by it together with any necessary endorsements (or otherwise allow the New Agent to obtain control of such Pledged Collateral), and

(d)

the New Agent will promptly agree in a writing addressed to Second Lien Trustee to be bound by the terms of this Agreement.

If any obligations under the new First Lien Loan Documents are secured by Collateral that does not also secure the Second Lien Obligations, then the Grantors will cause the Second Lien Obligations to be secured at such time by a second priority Lien on such Collateral to the same extent provided in the First Lien Collateral Documents and this Agreement.

5.6

Purchase Option.

(a)

Within 60 days of the occurrence, and during the continuation of, a Triggering Event, then, in any such case, any one or more of Second Lien Claimholders (acting in their individual capacity or through one or more affiliates) shall have the right, but not the obligation (each Second Lien Claimholder having a ratable right to make the purchase, with each Second Lien Claimholder’s right to purchase being automatically proportionately increased by the amount not purchased by another Second Lien Claimholder), upon 5 Business Days advance written notice from such Second Lien Claimholders (a “Purchase Notice”) to First Lien Agent, for the benefit of First Lien Claimholders, to acquire from First Lien Claimholders all (but not less than all) of the right, title, and interest of First Lien Claimholders in and to the First Lien Priority Obligations and the First Lien Loan Documents.  The Purchase Notice, if given, shall be irrevocable.

(b)

On the date specified in the Purchase Notice (which shall not be more than 5 Business Days after the receipt by First Lien Agent of the Purchase Notice), First Lien Claimholders shall sell to the purchasing Second Lien Claimholders and purchasing Second Lien Claimholders shall purchase from First Lien Claimholders, the First Lien Priority Obligations.

(c)

On the date of such purchase and sale, purchasing Second Lien Claimholders shall (i) pay to First Lien Agent, for the benefit of First Lien Claimholders, as the purchase price therefor the full amount of all the First Lien Obligations (other than the Excess First Lien Obligations) then outstanding and unpaid, and (ii) agree to reimburse First Lien Agent and First Lien Claimholders for all expenses to the extent earned or due and payable in accordance with the First Lien Loan Documents (including the reimbursement of extraordinary expenses, financial examination expenses, and appraisal fees). Anything contained in this paragraph to the contrary notwithstanding, in the event that (X) purchasing Second Lien Claimholders receive all or a portion of any prepayment premium, make-whole obligation or early termination fee payable pursuant to the First Lien Loan Documents in cash, (Y) all First Lien Obligations purchased by such purchasing Second Lien Claimholders and all of the Second Lien Obligations, including principal, interest and fees thereon and costs and expenses of collection thereof (including reasonable attorneys’ fees and legal expenses), are repaid in full in cash, and (Z) the First Lien Credit Agreement is terminated, in each case, within 180 days following the date on which the purchasing Second Lien Claimholders pay the purchase price described in clauses (i)-(iii) of this paragraph, then, within 3 Business Days after receipt by such Second Lien Claimholders of such amounts, purchasing Second Lien Claimholders shall pay a supplemental purchase price to First Lien Agent, for the benefit of First Lien Claimholders, in respect of their purchase under this Section 5.6 in an amount equal to the portion of the prepayment premium, make-whole obligation or early termination fee received by purchasing Second Lien Claimholders to which First Lien Claimholders would have been entitled to receive had the purchase under this paragraph not occurred.  Such purchase price and cash collateral shall be remitted by wire transfer in federal funds to such bank account of First Lien Agent as First Lien Agent may designate in writing to Second Lien Trustee for such purpose.  Interest shall be calculated to but excluding the Business Day on which such purchase and sale shall occur if the amounts so paid by purchasing Second Lien Claimholders to the bank account designated by First Lien Agent are received in such bank account prior to 2:00 p.m., New York City time, and interest shall be calculated to and including such Business Day if the amounts so paid by purchasing Second Lien Claimholders to the bank account designated by First Lien Agent are received in such bank account later than 2:00 p.m., New York City time.

(d)

Such purchase shall be expressly made without representation or warranty of any kind by First Lien Agent and First Lien Claimholders as to the First Lien Obligations so purchased or otherwise and without recourse to First Lien Agent or any First Lien Claimholder, except that each First Lien Claimholder shall represent and warrant:  (i) that the amount quoted by such First Lien Claimholder as its portion of the purchase price represents the amount shown as owing with respect to the claims transferred as reflected on its books and records, (ii) it owns, or has the right to transfer to purchasing Second Lien Claimholders, the rights being transferred, and (iii) such transfer will be free and clear of Liens.

(e)

In the event that any one or more of Second Lien Claimholders exercises and consummates the purchase option set forth in this Section 5.6, (i) First Lien Agent shall have the right, but not the obligation, to immediately resign under the First Lien Credit Agreement, and (ii) purchasing Second Lien Claimholders shall have the right, but not the obligation, to require First Lien Agent to immediately resign under the First Lien Credit Agreement.

In this Section 5.6, the terms “Second Lien Claimholders” shall refer exclusively to Holders under the Indenture, and shall exclude the Second Lien Trustee and the Second Lien Collateral Agent.  In no event shall the Second Lien Trustee or Second Lien Collateral Agent have any responsibility for the obligations contained in this Section 5.6 (except as explicitly agreed to by the Second Lien Trustee), and in no event shall either the Second Lien Trustee or Second Lien Collateral Agent be responsible for the execution or funding of the Purchase Option or expenses connected therewith.

5.7

Injunctive Relief.  Should any Second Lien Claimholder in any way take, attempt to, or threaten to take any action contrary to terms of this Agreement with respect to the Collateral, or fail to take any action required by this Agreement, First Lien Agent or any First Lien Claimholder may obtain relief against such Second Lien Claimholder by injunction, specific performance, or other appropriate equitable relief, it being understood and agreed by Second Lien Trustee that (a) First Lien Claimholders’ damages from such actions may at that time be difficult to ascertain and may be irreparable, and (b) each Second Lien Claimholder waives any defense that such Grantor and/or First Lien Claimholders cannot demonstrate damage and/or be made whole by the awarding of damages.  Should any First Lien Claimholder in any way take, attempt to, or threaten to take any action contrary to terms of this Agreement with respect to the Collateral, or fail to take any action required by this Agreement, Second Lien Trustee or any Second Lien Claimholder (in its or their own name or in the name of any Grantor) or any Grantor may obtain relief against such First Lien Claimholder by injunction, specific performance, and/or other appropriate equitable relief, it being understood and agreed by First Lien Claimholders that (i) Second Lien Claimholders’ damages from such actions may at that time be difficult to ascertain and may be irreparable, and (ii) each First Lien Claimholder waives any defense that such Grantor and/or Second Lien Claimholders cannot demonstrate damage and/or be made whole by the awarding of damages. First Lien Agent and Second Lien Trustee hereby irrevocably waive any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by First Lien Agent or First Lien Claimholders or Second Lien Trustee or Second Lien Claimholders, as the case may be.

SECTION 6.  Insolvency Proceedings.

6.1

Enforceability and Continuing Priority.   This Agreement shall be applicable both before and after the commencement of any Insolvency Proceeding and all converted or succeeding cases in respect thereof.  The relative rights of Claimholders in or to any distributions from or in respect of any Collateral or proceeds of Collateral, shall continue after the commencement of any Insolvency Proceeding.  Accordingly, the provisions of this Agreement are intended to be and shall be enforceable as a subordination agreement within the meaning of Section 510 of the Bankruptcy Code.

6.2

Financing.  If any Grantor shall be subject to any Insolvency Proceeding and First Lien Agent consents to the use of cash collateral (as such term is defined in Section 363(a) of the Bankruptcy Code; herein, “Cash Collateral”), on which First Lien Agent has a Lien or to permit any Grantor to obtain financing provided by any one or more First Lien Claimholders under Section 364 of the Bankruptcy Code or any similar Bankruptcy Law (such financing, a “DIP Financing”), then Second Lien Trustee agrees that it will, on behalf of the Second Lien Claimholders, consent to such Cash Collateral use (and not contest, protest or object to such Cash Collateral use) and raise no objection to (or protest or contest) such DIP Financing and, to the extent the Liens securing the First Lien Obligations are discharged, subordinated to, or pari passu with such DIP Financing, Second Lien Trustee will subordinate its Liens in the Collateral to the Liens securing such DIP Financing; provided that (a) the principal amount of any such DIP Financing plus the outstanding principal amount of other First Lien Obligations does not exceed the First Lien Cap and (b) any such Cash Collateral use or DIP Financing does not compel any Grantor to seek confirmation of a specific plan of reorganization for which all or substantially all of the material terms are set forth in the Cash Collateral order or DIP Financing documentation.  If First Lien Claimholders offer to provide DIP Financing that meets the requirements set forth in clauses (a) through (b) above, the Second Lien Trustee agrees that neither it nor any Second Lien Claimholder shall, directly or indirectly, provide, offer to provide, or support any DIP Financing secured by a Lien senior to or pari passu with the Liens securing the First Lien Priority Obligations, and in the event First Lien Claimholders do not offer such DIP Financing, Second Lien Trustee agrees that neither it nor any Second Lien Claimholder may provide, offer to provide, or support any DIP Financing which would be secured by a Lien senior to or pari passu with the Liens securing the First Lien Priority Obligations unless such DIP Financing results in the immediate Discharge of the First Lien Priority Obligations.  The foregoing provisions of this Section 6.2 shall not prevent the Second Lien Trustee or the Second Lien Claimholders from objecting to any provision in any Cash Collateral order or DIP Financing documentation relating to any provision or content of a plan of reorganization.  If, in connection with any Cash Collateral use or DIP Financing, any Liens on the Collateral held by First Lien Claimholders are subject to a surcharge or are subordinated to an administrative priority claim, a professional fee “carve out,” or fees owed to the United State Trustee, and so long as the amount of such surcharge, claim, carve out, or fees is reasonable under the circumstances, then the Liens on the Collateral of Second Lien Claimholders shall also be subordinated to such interest or claim and shall remain subordinated to the Liens on the Collateral of First Lien Claimholders consistent with this Agreement.

6.3

Sales.  Second Lien Trustee agrees that it will consent, and will not object, protest or oppose a motion to Dispose of any Collateral free and clear of the Liens or other claims in favor of Second Lien Trustee under Section 363 of the Bankruptcy Code if the requisite First Lien Claimholders under the First Lien Credit Agreement have consented to such Disposition of such assets, and such motion does not impair, subject to the priorities set forth in this Agreement, the rights of Second Lien Claimholders under Section 363(k) of the Bankruptcy Code (so long as the right of the Second Lien Claimholders to offset their claim against the purchase price is only after the Discharge of First Lien Priority Obligations has occurred).

6.4

Relief from the Automatic Stay.  Until the Discharge of First Lien Priority Obligations has occurred, Second Lien Trustee agrees not to (a) seek (or support any other person seeking) relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of the Collateral, without the prior written consent of First Lien Agent, or (b) oppose any request by the First Lien Agent or any First Lien Claimholder to seek relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of the Collateral.

6.5

Adequate Protection.

(a)

In any Insolvency Proceeding involving a Grantor, Second Lien Trustee agrees that no Second Lien Claimholder shall contest, protest or object (or support any other person contesting):

(i)

any request by First Lien Agent or other First Lien Claimholders for adequate protection; or

(ii)

any objection by First Lien Agent or First Lien Claimholders to any motion, relief, action, or proceeding based on First Lien Agent or First Lien Claimholders claiming a lack of adequate protection.

(b)

In any Insolvency Proceeding involving a Grantor:

(i)

if any one or more First Lien Claimholders are granted adequate protection in the form of a replacement Lien (on existing or future assets of Grantors) in connection with any DIP Financing or use of Cash Collateral, then First Lien Agent agrees that Second Lien Trustee shall also be entitled to seek, without objection from First Lien Claimholders, adequate protection in the form of a replacement Lien (on such existing or future assets of Grantors), which replacement Lien, if obtained, shall be subordinate to the Liens securing the First Lien Obligations (including those under a DIP Financing) on the same basis as the other Liens securing the Second Lien Obligations are subordinate to the First Lien Obligations under this Agreement;

(ii)

if any one or more Second Lien Claimholders are granted adequate protection in the form of a replacement Lien (on existing or future assets of Grantors), then Second Lien Trustee agrees that First Lien Agent shall also be entitled to seek, without objection from Second Lien Claimholders, a senior adequate protection Lien on existing or future assets of Grantors as security for the First Lien Obligations and that any adequate protection Lien on such existing or future assets securing the Second Lien Obligations shall be subordinated to the Lien on such assets securing the First Lien Obligations on the same basis as the other Liens securing the Second Lien Obligations are subordinated to the First Lien Obligations under this Agreement;

(iii)

if any one or more First Lien Claimholders are granted adequate protection in the form of an expense of administration claim in connection with any DIP Financing or use of Cash Collateral, then First Lien Agent agrees that Second Lien Trustee shall also be entitled to seek, without objection from First Lien Claimholders, adequate protection in the form of an expense of administration claim, which administration claim, if obtained, shall be subordinate to the administration claim of the First Lien Claimholders; and

(iv)

if any one or more Second Lien Claimholders are granted adequate protection in the form of an expense of administration claim in connection with any DIP Financing or use of Cash Collateral, then Second Lien Trustee agrees that First Lien Agent shall also be entitled to seek, without objection from Second Lien Claimholders, adequate protection in the form of an expense of administration claim, which administration claim, if obtained, shall be senior to the administration claim of the Second Lien Claimholders.

(c)

Neither Second Lien Trustee nor any other Second Lien Claimholder shall object to, oppose, or challenge any claim by First Lien Agent or any First Lien Claimholder for allowance in any Insolvency Proceeding of First Lien Obligations consisting of post-petition interest, fees, or expenses.

(d)

Neither First Lien Agent nor any other First Lien Claimholder shall object to, oppose, or challenge any claim by Second Lien Trustee or any Second Lien Claimholder for allowance in any Insolvency Proceeding of Second Lien Obligations consisting of post-petition interest, fees, or expenses.

(e)

Section 1111(b) of the Bankruptcy Code.  Second Lien Trustee, for itself and on behalf of Second Lien Claimholders, shall not object to, oppose, support any objection, or take any other action to impede, the right of any First Lien Claimholder to make an election under Section 1111(b)(2) of the Bankruptcy Code.  Second Lien Trustee, for itself and on behalf of Second Lien Claimholders, waives any claim it may hereafter have against any First Lien Claimholder arising out of the election by any First Lien Claimholder of the application of Section 1111(b)(2) of the Bankruptcy Code.

6.6

No Waiver.  Subject to Sections 3.1(a), 6.5(b) and 6.5(d), nothing contained herein shall prohibit or in any way limit First Lien Agent or any First Lien Claimholder from objecting in any Insolvency Proceeding involving a Grantor to any action taken by Second Lien Trustee or any Second Lien Claimholders, including the seeking by Second Lien Trustee or any Second Lien Claimholders of adequate protection or the assertion by Second Lien Trustee or any Second Lien Claimholders of any of its rights and remedies under the Second Lien Documents.

6.7

Avoidance Issues.  If any First Lien Claimholder is required in any Insolvency Proceeding or otherwise to turn over, disgorge or otherwise pay to the estate of any Grantor any amount paid in respect of First Lien Obligations (a “Recovery”), then such First Lien Claimholders shall be entitled to a reinstatement of First Lien Obligations with respect to all such recovered amounts, and all rights, interests, priorities and privileges recognized in this Agreement shall apply with respect to any such Recovery.  If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair, or otherwise affect the obligations of the parties hereto from such date of reinstatement and to the extent the First Lien Cap was decreased in connection with such payment of the First Lien Obligations, the First Lien Cap shall be increased to such extent.

6.8

Plan of Reorganization.

(a)

If, in any Insolvency Proceeding involving a Grantor, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a plan of reorganization or similar dispositive restructuring plan, both on account of First Lien Obligations and on account of Second Lien Obligations, then, to the extent the debt obligations distributed on account of the First Lien Obligations and on account of the Second Lien Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

(b)

Second Lien Claimholders shall not vote on, propose or support any plan of reorganization (including without limitation the right to vote to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension) that is inconsistent with the priorities or other provisions of this Agreement.

6.9

Separate Grants of Security and Separate Classification.

The grants of Liens pursuant to the First Lien Collateral Documents and the Second Lien Collateral Documents constitute two separate and distinct grants. Because of, among other things, their differing rights in the Collateral, the Second Lien Obligations, to the extent deemed to be “secured claims” within the meaning of section 506(b) of the Bankruptcy Code, are fundamentally different from the First Lien Obligations and must be separately classified in any plan of reorganization in an Insolvency Proceeding. Second Lien Claimholders will not seek in an Insolvency Proceeding to be treated as part of the same class of creditors as First Lien Claimholders and will not oppose or contest any pleading by First Lien Claimholders seeking separate classification of their respective secured claims.

SECTION 7.  Reliance; Waivers; Etc.

7.1

Reliance.  Other than any reliance on the terms of this Agreement, First Lien Agent acknowledges that it and such First Lien Claimholders have, independently and without reliance on Second Lien Trustee or any Second Lien Claimholders, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into such First Lien Loan Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the First Lien Credit Agreement or this Agreement.  Second Lien Trustee acknowledges that it and Second Lien Claimholders have, independently and without reliance on First Lien Agent or any First Lien Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the Second Lien Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Second Lien Documents or this Agreement.

7.2

No Warranties or Liability.  First Lien Agent acknowledges and agrees that each of Second Lien Trustee and Second Lien Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility, or enforceability of any of the Second Lien Documents, the ownership of any Collateral, or the perfection or priority of any Liens thereon.  Except as otherwise expressly provided herein, Second Lien Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under the Second Lien Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate.  Second Lien Trustee acknowledges and agrees that First Lien Agent and First Lien Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility, or enforceability of any of the First Lien Loan Documents, the ownership of any Collateral, or the perfection or priority of any Liens thereon.  Except as otherwise expressly provided herein, First Lien Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under their respective First Lien Loan Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate.  Second Lien Trustee and Second Lien Claimholders shall have no duty to First Lien Agent or any First Lien Claimholders, and First Lien Agent and First Lien Claimholders shall have no duty to Second Lien Trustee or any Second Lien Claimholders, to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an event of default or default under any agreements with any Grantor (including the First Lien Loan Documents and the Second Lien Documents), regardless of any knowledge thereof which they may have or be charged with.

7.3

No Waiver of Lien Priorities.

(a)

No right of First Lien Claimholders, First Lien Agent or any of them to enforce any provision of this Agreement or any First Lien Loan Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Grantor or by any act or failure to act by any First Lien Claimholder or First Lien Agent, or by any noncompliance by any person with the terms, provisions, and covenants of this Agreement, any of the First Lien Loan Documents or any of the Second Lien Documents, regardless of any knowledge thereof which First Lien Agent or First Lien Claimholders, or any of them, may have or be otherwise charged with.

(b)

Without in any way limiting the generality of the foregoing paragraph (but subject to any rights of Grantors under the First Lien Loan Documents and subject to the provisions of Section 5.3(a)), First Lien Claimholders, First Lien Agent and any of them may, at any time and from time to time in accordance with the First Lien Loan Documents and/or applicable law, without the consent of, or notice to, Second Lien Trustee or any Second Lien Claimholders, without incurring any liabilities to Second Lien Trustee or any Second Lien Claimholders and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of Second Lien Trustee or any Second Lien Claimholders is affected, impaired, or extinguished thereby) do any one or more of the following without the prior written consent of Second Lien Trustee:

(i)

change the manner, place, or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase, or alter, the terms of any of the First Lien Obligations or any Lien on any First Lien Collateral or guarantee thereof or any liability of any Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the First Lien Obligations, without any restriction as to the tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify, or supplement in any manner any Liens held by First Lien Agent or any First Lien Claimholders, the First Lien Obligations, or any of the First Lien Loan Documents; provided that any such increase in the First Lien Obligations shall not increase the outstanding principal amount under the First Lien Credit Agreement to an amount in excess of the First Lien Cap;

(ii)

sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the First Lien Collateral or any liability of any Grantor to First Lien Claimholders or First Lien Agent, or any liability incurred directly or indirectly in respect thereof;

(iii)

settle or compromise any First Lien Obligation or any other liability of any Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the First Lien Obligations) in any manner or order; and

(iv)

exercise or delay in or refrain from exercising any right or remedy against any Grantor or any other person, elect any remedy and otherwise deal freely with any Grantor or any First Lien Collateral and any security and any guarantor or any liability of any Grantor to First Lien Claimholders or any liability incurred directly or indirectly in respect thereof.

(c)

Except as otherwise provided herein, Second Lien Trustee also agrees that First Lien Claimholders and First Lien Agent shall have no liability to Second Lien Trustee or any Second Lien Claimholders, and Second Lien Trustee hereby waives any claim against any First Lien Claimholder or First Lien Agent, arising out of any and all actions which First Lien Claimholders or First Lien Agent may, pursuant to the terms hereof, take, permit or omit to take with respect to:

(i)

the First Lien Loan Documents;

(ii)

the collection of the First Lien Obligations; or

(iii)

the foreclosure upon, or sale, liquidation, or other disposition of, or the failure to foreclose upon, or sell, liquidate, or otherwise dispose of, any First Lien Collateral.  Second Lien Trustee agrees that First Lien Claimholders and First Lien Agent have no duty to them in respect of the maintenance or preservation of the First Lien Collateral, the First Lien Obligations, or otherwise.

(d)

Until the Discharge of First Lien Priority Obligations, Second Lien Trustee agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead, or otherwise assert, or otherwise claim the benefit of, any marshaling, appraisal, valuation, or other similar right that may otherwise be available under applicable law with respect to the Collateral or any other similar rights a junior secured creditor may have under applicable law.

7.4

Obligations Unconditional.  For so long as this Agreement is in full force and effect, all rights, interests, agreements and obligations of First Lien Agent and First Lien Claimholders and Second Lien Trustee and Second Lien Claimholders, respectively, hereunder shall remain in full force and effect irrespective of:

(a)

any lack of validity or enforceability of any First Lien Loan Documents or any Second Lien Documents;

(b)

except as otherwise expressly restricted in this Agreement, any change in the time, manner, or place of payment of, or in any other terms of, all or any of the First Lien Obligations or Second Lien Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any First Lien Loan Document or any Second Lien Document;

(c)

except as otherwise expressly restricted in this Agreement, any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the First Lien Obligations or Second Lien Obligations or any guarantee thereof;

(d)

the commencement of any Insolvency Proceeding in respect of any Grantor; or

(e)

any other circumstances which otherwise might constitute a defense available to, or a discharge of, any Grantor in respect of First Lien Agent, the First Lien Obligations, any First Lien Claimholder, Second Lien Trustee, the Second Lien Obligations or any Second Lien Claimholder in respect of this Agreement.

SECTION 8.  Representations and Warranties.

8.1

Representations and Warranties of Each Party.  Each party hereto represents and warrants to the other parties hereto as follows:

(a)  Such party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

(b)  This Agreement has been duly executed and delivered by such party and constitutes a legal, valid and binding obligation of such party, enforceable in accordance with its terms.

(c)  The execution, delivery, and performance by such party of this Agreement (i) do not require any consent or approval of, registration or filing with or any other action by any Governmental Authority and (ii) will not violate any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of such party or any order of any Governmental Authority or any provision of any indenture, agreement or other instrument binding upon such party.

SECTION 9.  Miscellaneous.

9.1

Conflicts.  In the event of any conflict between the provisions of this Agreement and the provisions of any of the First Lien Loan Documents or any of the Second Lien Documents, the provisions of this Agreement shall govern and control.

9.2

Effectiveness; Continuing Nature of this Agreement; Severability.  This Agreement shall become effective when executed and delivered by the parties hereto.  This is a continuing agreement of lien subordination and First Lien Claimholders may continue, at any time and without notice to Second Lien Trustee or any Second Lien Claimholder, to extend credit and other financial accommodations to or for the benefit of any Grantor constituting First Lien Priority Obligations in reliance hereof.  Second Lien Trustee hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement.  The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency Proceeding.  Any provision of this Agreement that is prohibited or unenforceable shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  All references to any Grantor shall include such Grantor as debtor and debtor-in-possession and any receiver or trustee for the such Grantor in any Insolvency Proceeding.  This Agreement shall terminate and be of no further force and effect:

(a)

with respect to First Lien Agent, First Lien Claimholders, and the First Lien Obligations, on the date that the First Lien Obligations are paid in full; and

(b)

with respect to Second Lien Trustee, Second Lien Claimholders, and the Second Lien Obligations, on the date that the Second Lien Obligations are paid in full.

9.3

Amendments; Waivers.  No amendment, modification, or waiver of any of the provisions of this Agreement shall be effective unless the same shall be in writing signed on behalf of each party hereto or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. The Second Lien Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel and Officers’ Certificate (as such terms are defined in the Indenture) to the effect that the proposed amendment, supplement, modification or refinancing is authorized or permitted hereunder and the Indenture.

9.4

Information Concerning Financial Condition of Saratoga and its Subsidiaries.  First Lien Agent and First Lien Claimholders, on the one hand, and Second Lien Claimholders and Second Lien Trustee, on the other hand, shall each be responsible for keeping themselves informed of (a) the financial condition of Saratoga and its subsidiaries and all endorsers and/or guarantors of the First Lien Obligations or the Second Lien Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the First Lien Obligations or the Second Lien Obligations.  First Lien Agent and First Lien Claimholders shall have no duty to advise Second Lien Trustee or any Second Lien Claimholder of information known to it or them regarding such condition or any such circumstances or otherwise.  Second Lien Trustee and Second Lien Claimholders shall have no duty to advise First Lien Agent or any First Lien Claimholder of information known to it or them regarding such condition or any such circumstances or otherwise.  In the event First Lien Agent or any First Lien Claimholders or Second Lien Trustee or any Second Lien

Claimholder, as the case may be, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to Second Lien Trustee or any Second Lien Claimholder or First Lien Agent or any First Lien Claimholder, as the case may be, it or they shall be under no obligation:

(a)

to make, and First Lien Agent and First Lien Claimholders or Second Lien Trustee or any Second Lien Claimholder, as the case may be, shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness, or validity of any such information so provided;

(b)

to provide any additional information or to provide any such information on any subsequent occasion;

(c)

to undertake any investigation; or

(d)

to disclose any information, which pursuant to accepted or reasonable commercial practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

9.5

Subrogation.  With respect to any payments or distributions in cash, property, or other assets that any Second Lien Claimholders or Second Lien Trustee pays over to First Lien Agent or First Lien Claimholders under the terms of this Agreement, Second Lien Claimholders and Second Lien Trustee shall be subrogated to the rights of First Lien Agent and First Lien Claimholders; provided, however, that, Second Lien Trustee hereby agrees not to assert or enforce any such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of all First Lien Priority Obligations has occurred.  Any payments or distributions in cash, property or other assets received by Second Lien Trustee or Second Lien Claimholders that are paid over to First Lien Agent or First Lien Claimholders pursuant to this Agreement shall not reduce any of the Second Lien Obligations.

9.6

SUBMISSION TO JURISDICTION; WAIVERS.

(a)

ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT SHALL BE BROUGHT EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.  THIS SUBMISSION TO JURISDICTION IS EXCLUSIVE AND PRECLUDES A PARTY FROM OBTAINING JURISDICTION OVER ANOTHER PARTY IN ANY COURT OTHERWISE HAVING JURISDICTION.

(b)

EACH PARTY IRREVOCABLY (i) CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT TO THE APPLICABLE PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 9.7 AND (ii) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (i) HEREIN IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY OR AGENTS, OR ANY SECURED PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANOTHER PARTY IN ANY OTHER JURISDICTION.

(c)

EACH PARTY TO THIS AGREEMENT (INCLUDING SARATOGA ON BEHALF OF ITSELF AND ITS SUBSIDIARIES) HEREBY (i) IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER FIRST LIEN LOAN DOCUMENT OR SECOND LIEN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN; (ii) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (iii) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OF COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (iv) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION. THIS WAIVER IS IRREVOCABLE; MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 9.6(c) AND EXECUTED BY FIRST LIEN AGENT AND SECOND LIEN TRUSTEE), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS, OR MODIFICATIONS HERETO.  IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

9.7

Notices.  All notices to Second Lien Claimholders and First Lien Claimholders permitted or required under this Agreement shall also be sent to Second Lien Trustee and First Lien Agent, respectively.  Unless otherwise specifically provided herein, any notice hereunder shall be in writing and may be personally served or sent by telefacsimile or United States mail or courier service or electronic mail and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or electronic mail, or 3 Business Days after depositing it in the United States mail with postage prepaid and properly addressed.  For the purposes hereof, the addresses of the parties hereto shall be as set forth on the signature pages hereof or as may subsequently be designated by such party in a written notice to all of the other parties.

9.8

Further Assurances.  First Lien Agent and Second Lien Trustee each agrees to take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as First Lien Agent or Second Lien Trustee may reasonably request to effectuate the terms of and the Lien priorities contemplated by this Agreement, all at the expense of Borrower.

9.9

APPLICABLE LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

9.10

Binding on Successors and Assigns.  This Agreement shall be binding upon First Lien Agent, First Lien Claimholders, Second Lien Trustee, Second Lien Claimholders, and their respective successors and assigns.

9.11

Headings.  Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

9.12

Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.

9.13

No Third Party Beneficiaries.  This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and its respective successors and assigns and shall inure to the benefit of and bind each of First Lien Claimholders and Second Lien Claimholders.  In no event shall any Grantor be a third party beneficiary of this Agreement.

9.14

Provisions Solely to Define Relative Rights.  The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of First Lien Agent and First Lien Claimholders on the one hand and Second Lien Trustee and Second Lien Claimholders on the other hand.  No Grantor or any other creditor thereof shall have any rights hereunder and no Grantor may rely on the terms hereof.  Nothing in this Agreement shall impair, as between Grantors and First Lien Agent and First Lien Claimholders, or as between Grantors and Second Lien Trustee and Second Lien Claimholders, the obligations of Grantors to pay principal, interest, fees and other amounts as provided in the First Lien Loan Documents and the Second Lien Documents, respectively.

9.15

Costs and Attorneys Fees.  In the event it becomes necessary for First Lien Agent, any First Lien Claimholder, Second Lien Trustee, or any Second Lien Claimholder to commence or become a party to any proceeding or action to enforce the provisions of this Agreement, the court or body before which the same shall be tried shall award to the prevailing party all costs and expenses thereof, including reasonable attorneys fees, the usual and customary and lawfully recoverable court costs, and all other expenses in connection therewith.

9.16

First Lien Agent.  In acting hereunder, the First Lien Agent shall have the benefits of the rights, protections and immunities granted to it in the First Lien Credit Agreement, all of which are incorporated by reference herein, mutatis mutandis.

In no event shall the First Lien Agent be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the First Lien Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

In no event shall the First Lien Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the First Lien Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

9.17

Second Lien Trustee.  In acting hereunder, the Second Lien Trustee shall have the benefits of the rights, protections and immunities granted to it in the Second Lien Indenture, all of which are incorporated by reference herein, mutatis mutandis.

In no event shall the Second Lien Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Second Lien Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

In no event shall the Second Lien Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Second Lien Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as First Lien Agent

By:	/s/ Michael Countryman
Name: Michael Countryman
Title: Vice President

Notice address:

The Bank of New York Mellon Trust Company, N.A.
601 Travis Street, 16th Floor
Houston, TX 77002

Intercreditor Agreement

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Second Lien Trustee

By:	/s/ Michael Countryman
Name: Michael Countryman
Title: Vice President

Notice address:

The Bank of New York Mellon Trust Company, N.A.
601 Travis Street, 16th Floor
Houston, TX 77002

Intercreditor Agreement

SARATOGA RESOURCES, INC.
a Texas Corporation

By:	/s/ Thomas F. Cooke
Name: Thomas F. Cooke
Title: Chief Executive Officer

HARVEST OIL & GAS, LLC
A Louisiana limited liability company

By:	/s/ Thomas F. Cooke
Name: Thomas F. Cooke
Title: Operating Manager

THE HARVEST GROUP LLC
a Louisiana limited liability company

By:	/s/ Thomas F. Cooke
Name: Thomas F. Cooke
Title: Operating Manager

LOBO OPERATING, INC.
a Texas Corporation

By:	/s/ Thomas F. Cooke
Name: Thomas F. Cooke
Title: President

LOBO RESOURCES, INC.
a Texas Corporation

By:	/s/ Thomas F. Cooke
Name: Thomas F. Cooke
Title: President

Intercreditor Agreement